UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NIMBLE STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NIMBLE STORAGE, INC.

211 River Oaks Parkway

San Jose, California 95134

May 30, 2014

To Our Stockholders,

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Nimble Storage, Inc. The meeting will be held at the offices of Fenwick & West LLP located at 801 California Street, Mountain View, California 94041 on Tuesday, July 15, 2014, at 9:00 a.m. Pacific Time.

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote by telephone or through the Internet or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Suresh Vasudevan
Suresh Vasudevan
Chief Executive Officer and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JULY 15, 2014:

THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

www.astproxyportal.com/ast/18702

NIMBLE STORAGE, INC.

211 River Oaks Parkway

San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Nimble Storage, Inc. will be held on Tuesday, July 15, 2014, at 9:00 a.m. (Pacific Time) at the offices of Fenwick & West LLP located at 801 California Street, Mountain View, California 94041.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect two Class I directors of Nimble Storage, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2015.

3. To approve the amendment of our 2013 Equity Incentive Plan to increase the share limits and performance award dollar limit and re-approve material terms and performance criteria pursuant to Internal Revenue Code Section 162(m) to preserve our ability to receive corporate income tax deductions that may become available.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 16, 2014 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the meeting.

Your vote as a Nimble Storage, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, American Stock Transfer & Trust Company, through its website at www.amstock.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

/s/ Aparna Bawa
Aparna Bawa
General Counsel and Secretary

San Jose, California
May 30, 2014

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting.

NIMBLE STORAGE, INC.

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

GENERAL PROXY INFORMATION	1
Information About Solicitation and Voting	1
General Information About the Meeting	1

PROPOSAL NO. 1 ELECTION OF DIRECTORS	5
Nominees to the Board of Directors	5
Continuing Directors	6
Director Compensation	8

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
Principal Accountant Fees and Services	10
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	10

PROPOSAL NO. 3 APPROVAL OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE SECTION 162(M) SHARE LIMITS AND PERFORMANCE AWARD DOLLAR LIMIT AND TO RE-APPROVE MATERIAL TERMS AND PERFORMANCE CRITERIA UNDER THE 2013 EQUITY INCENTIVE PLAN	11

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE	18
Corporate Governance Guidelines	18
Board Leadership Structure	18
Lead Independent Director	18
Sessions of Independent Directors	18
Role of Board in Risk Oversight	18
Director Independence	19
Committees of Our Board of Directors	20
Compensation Committee Interlocks and Insider Participation	22
Board and Committee Meetings and Attendance	22
Board Attendance at Annual Stockholders’ Meeting	22
Communication with Directors	23
Codes of Business Conduct and Ethics	23

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	24
Nomination to the Board of Directors	24
Director Qualifications	24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25

MANAGEMENT	28

EXECUTIVE COMPENSATION	29
Executive Compensation Tables	29
Employment, Post-Employment and Change in Control Arrangements	32
Limitations on Liability and Indemnification Matters	35
Other Compensation Policies	36
Tax and Accounting Considerations	36

EQUITY COMPENSATION PLAN INFORMATION	38

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	39
Review, Approval or Ratification of Transactions with Related Parties	39

REPORT OF THE AUDIT COMMITTEE	40

ADDITIONAL INFORMATION	41
Stockholder Proposals to be Presented at Next Annual Meeting	41
Section 16(a) Beneficial Ownership Reporting Compliance	41
Available Information	41
“Householding” — Stockholders Sharing the Same Last Name and Address	41

OTHER MATTERS	42

NIMBLE STORAGE, INC.

211 River Oaks Parkway

San Jose, California 95134

PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

May  30, 2014

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Nimble Storage, Inc.’s board of directors for use at Nimble Storage’s 2014 Annual Meeting of Stockholders to be held at the offices of Fenwick & West LLP located at 801 California Street, Mountain View, California 94041 on Tuesday, July 15, 2014, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about May 30, 2014, we expect to send a Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, to our stockholders, which contains instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.

This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. As of May 30, 2014, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy. Following the meeting, management will respond to questions from stockholders.

Record Date

Only holders of record of common stock at the close of business on May 16, 2014, the record date, will be entitled to vote at the meeting. At the close of business on May 16, 2014, we had 71,952,911 shares of common stock outstanding and entitled to vote.

Quorum

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on May 16, 2014, the record date. You may vote all shares owned by you as of May 16, 2014, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee.

Stockholder of Record: Shares Registered in Your Name. If on May 16, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on May 16, 2014 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Required Vote

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or both nominees or “WITHHOLD” your vote with respect to one or both nominees. Approval of the amendment of our 2013 Equity Incentive Plan to increase the Internal Revenue Code Section 162(m) share limits and performance award dollar limit and the re-approval of the material terms and performance criteria under our 2013 Equity Incentive Plan will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors or on the approval of the amendment of our 2013 Equity Incentive Plan to increase the Internal Revenue Code Section 162(m) share limits and performance award dollar limit and the re-approval of material terms and performance criteria under our 2013 Equity Incentive Plan. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The board of directors recommends that you vote FOR each of the Class I directors named in this proxy statement (Proposal 1), FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending January 31, 2015 (Proposal 2) and FOR the approval of the amendment of our 2013 Equity Incentive Plan to increase the Internal Revenue Code Section 162(m) share limits and performance award dollar limit and re-approval of material terms and performance criteria under our 2013 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) (Proposal 3).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person — we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•	vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Pacific Time, on July 14, 2014. Submitting your proxy (whether by telephone, through the Internet or, if you requested or received a paper proxy card, by mail) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. For Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board or directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone, through the Internet or by mail. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability or how to access each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by Nimble Storage. Following the original mailing of the soliciting materials, Nimble Storage and its agents may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original mailing of the soliciting materials, Nimble Storage will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Nimble Storage, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Nimble Storage (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet and

•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at www.investors.nimblestorage.com. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission, or the SEC, in a current report on Form 8-K within four business days of the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of seven directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at our annual meeting to be held on July 15, 2014. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2015 and 2016. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a Class I director, be elected as a Class I director for a three-year term expiring at the 2017 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes in the election of directors.

Nominees to the Board of Directors

The nominees and their ages as of April 30, 2014, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth below.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Suresh Vasudevan	43	Chief Executive Officer of Nimble Storage	September 2009
Varun Mehta	52	Founder, Vice President of Engineering of Nimble Storage	November 2007

Suresh Vasudevan has served as our Chief Executive Officer since March 2011, as a director since September 2009 and as the Chairman of our board of directors since September 2013. From January 2009 to January 2011, Mr. Vasudevan was Chief Executive Officer of Omneon Video Networks, Inc. (acquired by Harmonic Inc.), a provider of storage and networking equipment for the broadcast industry. From February 1999 to December 2008, Mr. Vasudevan held positions at NetApp, Inc., a provider of integrated data storage solutions, most recently as Senior Vice President. Before joining NetApp, Mr. Vasudevan worked at the management consulting firm McKinsey & Co. in New Delhi, Mumbai and Chicago as a senior engagement manager from April 1993 to January 1998. Mr. Vasudevan holds a Post Graduate Diploma in Management from the Indian Institute of Management in Calcutta and a B.S. in Electrical Engineering from the Birla Institute of Technology and Science in Pilani, India. Our board believes that Mr. Vasudevan’s management experience and his data storage industry experience give him a breadth of knowledge and valuable understanding of our industry, which qualify him to serve as our Chief Executive Officer and on our board of directors.

Varun Mehta has served as our Vice President of Engineering since March 2011, was our founding Chief Executive Officer from November 2007 to March 2011 and has served as a director since November 2007. From March 2006 to April 2007, Mr. Mehta was Vice President of Engineering at PeakStream, Inc., a developer of a software application platform for the high performance computing market, which was acquired in May 2007 by Google Inc., a provider of information technology products and services. From November 2002 to February 2006, Mr. Mehta held positions at Data Domain, Inc., a developer of de-duplication appliances for data backup systems and other storage applications, most recently as Vice President of Engineering. Prior to that, Mr. Mehta held senior management positions at FastForward Networks, Inc., a developer of multi-streaming media technology; Panasas, Inc., a provider of network-attached storage technology; NetApp, Inc., a provider of data storage solutions; and Sun Microsystems, Inc., a provider of computer hardware, software and information technology services. Mr. Mehta holds an M.S. in computer engineering from Rice University and an M.B.A.

from the University of California, Berkeley. Our board believes that Mr. Mehta’s management experience and his information technology and data storage industry experience give him a breadth of knowledge and valuable understanding of our industry, which qualify him to serve on our board of directors.

Continuing Directors

The directors who are serving for terms that end following the meeting and their ages as of April 30, 2014, occupations and length of board service are provided in the table below. Additional biographical descriptions of each such director are set forth below.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
James J. Goetz(2)	48	Managing Member of Sequoia Capital Operations, LLC	December 2007
Ping Li(2)(3)	41	Partner at Accel Partners	March 2011

Class III Directors:
Frank Calderoni(1)(2)	56	Executive Vice President and Chief Financial Officer at Cisco Systems, Inc.	June 2012
Jerry M. Kennelly*(1)	63	Chief Executive Officer and Chairman of Riverbed Technology, Inc.	March 2013
William J. Schroeder(1)(3)	69	Retired Silicon Valley Entrepreneur	April 2013

*	Lead Independent Director
(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

James J. Goetz has served as a director since December 2007. Mr. Goetz has been a Managing Member of Sequoia Capital Operations, LLC, a venture capital firm, since June 2005. Mr. Goetz has served on the board of directors of Barracuda Networks, Inc. since July 2009; Jive Software, Inc. since August 2007; Palo Alto Networks, Inc. since April 2005; Ruckus Wireless, Inc. since July 2012; and a number of privately held companies. Mr. Goetz holds an M.S. in Electrical Engineering with a concentration in Computer Networking from Stanford University and a B.S. in Electrical Engineering with a concentration in Computer Engineering from the University of Cincinnati. Our board believes that Mr. Goetz’s investment experience in the information technology and enterprise storage industries gives him a breadth of knowledge and valuable insight regarding our business, which qualify him to serve on our board of directors.

Ping Li has served as a director since March 2011. Mr. Li has been a partner at Accel Partners, a venture capital firm, since 2004. Mr. Li has served on the board of directors of YuMe, Inc. since July 2006 and he serves on the boards of a number of private companies. Prior to Accel, Mr. Li worked at Juniper Networks, Inc., a provider of network infrastructure and services, from 2000 to 2004. Mr. Li also served as a strategy consultant for McKinsey & Company, a management consulting firm, advising technology clients in their growth strategies, from 1998 to 1999. Mr. Li holds an A.B. from Harvard University with honors and an M.B.A. from the Stanford Graduate School of Business. Our board believes that Mr. Li’s investment experience in the information technology and data storage industries give him a breadth of knowledge and valuable insight regarding our business, which qualify him to serve on our board of directors.

Frank Calderoni has served as a director since June 2012. Mr. Calderoni serves as Executive Vice President and Chief Financial Officer at Cisco Systems, Inc., a designer, manufacturer and seller of Internet Protocol-based networking and other products related to the communications and information technology industry, managing Cisco’s financial strategy and operations. He joined Cisco in 2004 from QLogic Corporation, a storage networking company where he was Senior Vice President and Chief Financial Officer. Prior to that, he was

Senior Vice President, Finance and Administration and Chief Financial Officer for SanDisk Corporation, a flash data storage company. Before joining SanDisk, Mr. Calderoni spent 21 years at International Business Machines Corporation, a provider of information technology products and services, where he became Vice President and held controller responsibilities for several divisions within the company. Mr. Calderoni has served on the board of directors of Adobe Systems Incorporated since May 2012. Mr. Calderoni holds a B.S. in Accounting and Finance from Fordham University and an M.B.A. in Finance from Pace University. Our board believes that Mr. Calderoni’s experience as chief financial officer of publicly traded global technology companies and his understanding of accounting principles and financial reporting rules and regulations give him a breadth of knowledge and valuable expertise, which qualify him to serve on our board of directors.

Jerry M. Kennelly has served as a director since March 2013. Mr. Kennelly co-founded Riverbed Technology, Inc. in 2002 and currently serves as its chairman of the board of directors and Chief Executive Officer. Immediately prior to founding Riverbed, Mr. Kennelly spent six years at Inktomi Corporation, an infrastructure software company, where he served as Executive Vice President, Chief Financial Officer and Secretary. From June 1990 until joining Inktomi in October 1996, Mr. Kennelly worked for Sybase, Inc., an infrastructure software company, in a number of senior financial and operational positions, most recently as Vice President of Corporate Finance. From November 1988 until June 1990, Mr. Kennelly worked at Oracle Corporation, a developer of software and hardware systems, as finance director for U.S. operations. From June 1980 until November 1988, Mr. Kennelly worked at Hewlett-Packard Company, a provider of information technology products and services, as Worldwide Sales and Marketing Controller for the Tandem Computers Division. Mr. Kennelly holds a B.A. in political economy from Williams College and an M.S. in accounting from the New York University Graduate School of Business Administration. Our board believes that Mr. Kennelly’s in-depth knowledge of our business and markets, extensive operating experience and strong leadership skills give him a breadth of knowledge and valuable expertise, which qualify him to serve on our board of directors.

William J. Schroeder has served as a director since April 2013. Mr. Schroeder served as the Chairman of Oxford Semiconductor, a provider of connectivity solutions, from July 2006 and Interim Chief Executive Officer from April 2007 until the sale of the company in January 2009. From February 2002 until his retirement from full-time employment in October 2004, Mr. Schroeder served as President and Chief Executive Officer of Vormetric, Inc., an enterprise data storage security company. Prior to that, Mr. Schroeder served as a consultant to various technology companies from January 2001 to February 2002. Mr. Schroeder currently serves on the boards of directors of Con-way Inc. and several privately-held companies. Mr. Schroeder holds an M.B.A. with High Distinction from the Harvard Business School and an M.S.E.E. and a B.E.E. from Marquette University. Our board believes that Mr. Schroeder’s management experience in the information technology and data storage industries gives him a breadth of knowledge and valuable expertise, which qualify him to serve on our board of directors.

There are no familial relationships among our directors and officers.

Director Compensation

The following table provides information for the year ended January 31, 2014 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of the year ended January 31, 2014. Other than as described below, none of our non-employee directors received any fees or reimbursement of any expenses. Messrs. Vasudevan and Mehta did not receive any compensation for their service as directors during the year ended January 31, 2014.

Director Compensation Table for the Year Ended January 31, 2014

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (5) (6)	Total ($)
James J. Goetz	—	—	—
Ping Li	—	—	—
Frank Calderoni(1)	50,000	—	50,000
Jerry M. Kennelly(2)	70,000	206,143.14	276,143.14
William J. Schroeder(3)	46,667	123,685.88	170,352.88
Kirk Bowman(4)	—	—	—

(1)	Frank Calderoni was entitled to receive an annual cash fee of $50,000 for serving as an independent director. We stopped paying cash fees to directors effective May 1, 2014 and approved the Board Compensation Policy and RSU awards described below.
(2)	Jerry M. Kennelly was appointed to our board of directors in March 2013. Mr. Kennelly was entitled to receive an annual cash fee of $80,000 for serving as an independent director, which was prorated for his partial year of service in the year ended January 31, 2014. We stopped paying cash fees to directors effective May 1, 2014 and approved the Board Compensation Policy and RSU awards described below.
(3)	William J. Schroeder was appointed to our board of directors in April 2013. Mr. Schroeder was entitled to receive an annual cash fee of $60,000 for serving as an independent director, which was prorated for his partial year of service in the year ended January 31, 2014. We stopped paying cash fees to directors effective May 1, 2014 and approved the Board Compensation Policy and RSU awards described below.
(4)	Kirk Bowman resigned from our board of directors in April 2013.
(5)	The amounts reported in this column represent the aggregate grant date fair value of stock options as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. The amounts reported in this column reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the non-employee directors from the awards. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended January 31, 2014.
(6)	The following table sets forth information on stock options granted to non-employee directors in the year ended January 31, 2014, the aggregate number of shares of our common stock subject to outstanding stock options held by our non-employee directors as of January 31, 2014 and the aggregate number of unvested shares of common stock held by our non-employee directors as of January 31, 2014:

Name	Number of Shares Underlying Stock Options Granted During the Fiscal Year	Number of Shares Underlying Stock Options Held at Fiscal Year-End	Number of Shares Underlying Unvested Stock Awards Held at Fiscal Year-End
James J. Goetz	—	—	—
Ping Li	—	—	—
Frank Calderoni(a)	—	—	113,750
Jerry M. Kennelly(b)	100,000	—	79,167
William J. Schroeder(c)	60,000	—	48,750
Kirk Bowman	—	—	—

(a)	On June 7, 2012, Mr. Calderoni was granted five stock option awards exercisable for a total of 195,000 shares of our common stock. These stock options were immediately exercisable in full as of the date of grant. As of January 31, 2014, Mr. Calderoni had exercised each of these stock options in full and 113,750 shares underlying these stock options remained unvested and subject to our right of repurchase. These stock options vest over a four-year period at the rate of 1/48th of the shares of common stock underlying each stock option each month following the vesting commencement date and expire 10 years after the date of grant. These stock options also provide that, in the event of an “Acquisition” or “Asset Transfer” as defined in our then-effective certificate of incorporation, all of the shares of our common stock subject to such option will immediately vest, and the right of repurchase with respect to any unvested shares shall lapse, in full as of the effectiveness of the change in control.
(b)	On March 15, 2013, Mr. Kennelly was granted an option to purchase 100,000 shares of our common stock. These stock options were immediately exercisable in full as of the date of grant. As of January 31, 2014, Mr. Kennelly had exercised each of these stock options in full and 79,167 shares underlying this stock option remained unvested and subject to our right of repurchase. These stock options vest over a four-year period at the rate of 1/48th of the shares of common stock underlying each stock option each month following the vesting commencement date and expire 10 years after the date of grant. These stock options also provide that, in the event of an “Acquisition” or “Asset Transfer” as defined in our then-effective certificate of incorporation, all of the shares of our common stock subject to such option will immediately vest, and the right of repurchase with respect to any unvested shares shall lapse, in full as of the effectiveness of the change in control.
(c)	On April 19, 2013, Mr. Schroeder was granted an option to purchase 60,000 shares of our common stock. These stock options were immediately exercisable in full as of the date of grant. As of January 31, 2014, Mr. Schroeder had exercised each of these stock options in full and 48,750 shares underlying these stock options remained unvested and subject to our right of repurchase. These stock options vest over a four-year period at the rate of 1/48th of the shares of common stock underlying each stock option each month following the vesting commencement date and expire 10 years after the date of grant. These stock options also provide that, in the event of an “Acquisition” or “Asset Transfer” as defined in our then-effective certificate of incorporation, all of the shares of our common stock subject to such option will immediately vest, and the right of repurchase with respect to any unvested shares shall lapse, in full as of the effectiveness of the change in control.

Board Compensation Policy

In May 2014, our board of directors approved a new Board Compensation Policy that provides for grants of RSUs for board and committee service. The grant date for these RSUs will be July 16, 2014, the day following our Annual Meeting of Stockholders, and the RSUs will vest as to 50% of the underlying shares on each of December 10, 2014 and June 10, 2015. The number of RSUs for each of these director grants will be calculated based on the average of the closing prices for the ten trading days prior to the grant date and rounded to the nearest whole share. Each non-employee director will receive $265,000 worth of RSUs and the lead independent director will receive an additional $20,000 worth of RSUs. In addition, the chair of the audit committee and each other member of the audit committee will receive $20,000 and $10,000 worth of RSUs, respectively; the chair of the compensation committee and each other member of the compensation committee will receive $16,000 and $8,000 worth of RSUs, respectively; and the chair of the nominating and governance committee and each other member of the nominating and governance committee will receive $9,000 and $4,500 worth of RSUs, respectively. In connection with the adoption of this Board Compensation Policy, all cash fees previously approved for board and committee service were discontinued effective May 1, 2014.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH

OF THE TWO NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected Ernst & Young LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending January 31, 2015. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as our principal independent registered public accounting firm.

Ernst & Young LLP audited our financial statements for the year ended January 31, 2014. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for our audit. In the years ending January 31, 2014 and 2013, there were no other professional services provided by Ernst & Young LLP.

The aggregate audit fees for the years ended January 31, 2014 and 2013 are as follows:

Fees Billed to Nimble Storage	Year Ended January 31, 2014	Year Ended January 31, 2013
Audit fees(1)	$2,213,500	$31,038

(1)	“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with our initial public offering as well as other regulatory filings or engagements.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE SECTION 162(M) SHARE LIMITS AND PERFORMANCE AWARD DOLLAR LIMIT AND TO RE-APPROVE MATERIAL TERMS AND PERFORMANCE CRITERIA UNDER THE 2013 EQUITY INCENTIVE PLAN

General

Our 2013 Equity Incentive Plan, or the 2013 Plan, was adopted by our board of directors in September 2013, approved by our stockholders in December 2013, and became effective in December 2013. The 2013 Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of Options, RSAs, Stock Bonuses, SARs, RSUs and Performance Awards, each as defined below.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of Options and other awards under the 2013 Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and our employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

In February 2014, our board of directors directed us to submit the material terms, the share limits and performance criteria of the 2013 Plan to our stockholders for re-approval for purposes of Section 162(m) of the Internal Revenue Code, or the Code. In May 2014, our board of directors further directed us to submit an increase in the share limits from 2.0 million shares to 6.0 million shares for new hires and from 1.0 million shares to 3.0 million shares for other employees and an increase in performance award dollar limit from $1.0 million to $3.0 million to our stockholders for approval for purposes of Section 162(m) of the Code. The material terms solicited for approval are described under “Summary of the 2013 Plan” below, and include the employees eligible to receive compensation, the business criteria on which the performance goals are based and the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of such compensation if the performance goal is attained, as set forth in Section 162(m).

We are asking our stockholders to approve the material terms, share limits, performance award dollar limit and performance criteria of the 2013 Plan pursuant to Section 162(m) to preserve corporate income tax deductions that may become available to us. We are asking the stockholders for this approval so that we may deduct for federal income tax purposes gains attributable to awards under the 2013 Plan which, when added to the compensation payable by us to certain executive officers in any single year, exceeds $1.0 million.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. Compensation includes cash compensation; ordinary income arising from the exercise of Options that are nonqualified stock options, RSAs, SARs and RSUs; ordinary income arising from disqualifying dispositions of Options that were granted as incentive stock options; and ordinary income arising from Stock Bonuses and Performance Awards conferred in cash or shares. The executive officers whose compensation is subject to deduction limitation are those that constitute “covered employees” within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers, and excluding in all cases, our chief financial officer. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Options, RSUs and SARs granted under the 2013 Plan permit our compensation committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). For these equity awards to continue to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms, share limits and performance criteria of the 2013 Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the 2013 Plan will qualify for exemption under Section 162(m). However, the 2013 Plan is structured with the intention that the compensation committee will have the discretion to make awards under the 2013 Plan that would qualify as “performance-based compensation” and be fully deductible if stockholder approval is obtained of the material terms, share limits, performance award dollar limit and performance criteria under the 2013 Plan. Subject to the requirements of Section 162(m), if the material terms under our 2013 Plan, including the annual equity grant share limitations, the performance award dollar limit and the performance criteria under which performance-based awards may be granted, are not re-approved by stockholders, we will not make any further grants under the 2013 Plan to our “covered employees” as defined in Section 162(m), or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

Summary of the 2013 Plan

We adopted the 2013 Plan, which became effective in December 2013, as the successor to our 2008 Equity Incentive Plan. We initially reserved 9,068,844 shares of our common stock to be issued under our 2013 Plan. The number of shares reserved for issuance under our 2013 Plan increases automatically on February 1 of each of the years 2014 through 2022 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding January 31. However, our board of directors may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our 2013 Plan:

•	shares subject to Options or SARs granted under our 2013 Plan that cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR;

•	shares subject to awards granted under our 2013 Plan that are subsequently forfeited or repurchased by us at the original issue price;

•	shares subject to awards granted under our 2013 Plan that otherwise terminate without shares being issued;

•	shares surrendered, cancelled, or exchanged for cash or a different award (or combination thereof);

•	shares reserved but not issued or subject to outstanding grants under our 2008 Equity Incentive Plan;

•	shares issuable upon the exercise of awards under our 2008 Equity Incentive Plan that cease to be subject to such awards by forfeiture or otherwise;

•	shares issued under our 2008 Equity Incentive Plan that are forfeited or repurchased by us; and

•	shares subject to awards under our 2008 Equity Incentive Plan or our 2013 Plan that are used to pay the exercise price of an Option or withheld to satisfy the tax withholding obligations related to any award.

Our 2013 Plan authorizes the award of Options, RSAs, Stock Bonuses, SARs, RSUs and Performance Awards (each as more fully described below). No person will be eligible to receive more than 3,000,000 shares in any calendar year under our 2013 Plan, as amended, other than a new employee of ours, who will be eligible to receive no more than 6,000,000 shares under the 2013 Plan, as amended, in the calendar year in which the employee commences employment. In addition, no person will be eligible to receive more than $3.0 million in Performance Awards (discussed below) in any calendar year under our 2013 Plan. Any awards in shares or cash that are made outside of the 2013 Plan and permitted by applicable listing requirements are not subject to these limitations.

Our 2013 Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our 2013 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2013 Plan.

Our 2013 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of Options must be at least equal to the fair market value of our common stock on the date of grant. As of April 30, 2014, approximately 668 employees (including executive officers), seven directors (including our two employee directors) and four consultants, contractors and advisors are eligible to participate in the 2013 Plan. A non-employee director may elect to receive annual retainers and/or meeting fees in cash or in awards under the 2013 Plan.

In general, Options granted under our 2013 Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for Options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of Options granted under our 2013 Plan is ten years.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash. In general, RSUs will vest over a four-year period.

An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price, if any, of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the holder no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price at grant up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

Performance Awards are awards that are denominated in shares of our common stock but provide that they may be paid upon achievement of the pre-established performance goals in cash or by issuance of the underlying shares. These awards are generally subject to forfeiture prior to payment upon failure to achieve the performance goals. Only these Performance Awards are subject to the $3.0 million limitation imposed by our 2013 Plan, as amended, and as discussed above.

Stock Bonuses may be granted as additional compensation for service or performance, and may not be issued in exchange for cash.

Our 2013 Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on income tax deductibility imposed by Section 162(m) of the Code. In addition to the grant of Options or SARs that are deemed to be performance-based if issued at fair market value, our compensation committee may structure awards so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period.

Our compensation committee may establish performance goals under which performance-based awards may be made by selecting from one or more of the following performance criteria: profit before tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets; our stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flow (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by the compensation committee.

Our compensation committee may establish performance goals and relevant performance criteria on a company-wide basis; with respect to one or more business units, divisions, affiliates or business segments; and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless otherwise specified by our compensation committee (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals and relevant performance criteria at the time the performance goals and relevant performance criteria are established, our compensation committee will make adjustments, if it determines appropriate in its sole discretion, in the method of calculating the attainment of the performance goals as follows: to exclude restructuring and other nonrecurring charges; to exclude exchange rate effects; to exclude the effects of changes to generally accepted accounting principles, or GAAP; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any “extraordinary items” as determined under GAAP; to exclude the dilutive effects of acquisitions or joint ventures; to assume that any business divested by our company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under GAAP; to exclude the goodwill and intangible asset impairment charges that are required to be recorded under GAAP; and to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.

In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2013 Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our 2013 Plan.

Awards granted under our 2013 Plan may not be transferred in any manner other than by will or by the laws of descent or distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, Options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative. Options granted under our 2013 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 18 months in the case of death or for a period of 12 months in the case of disability, or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

If we are party to a merger or consolidation, sale of all or substantially all assets, or similar change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. In the alternative, outstanding awards that are not assumed or substituted by the successor corporation will be accelerated and the holders will be notified that they may exercise those accelerated awards prior to the closing of the transaction, when the awards will be cancelled in full. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the closing of the transaction. In the event of specified change in control transactions, our compensation committee may accelerate the vesting of awards immediately upon the occurrence of the transaction, whether or not the award is continued, assumed, substituted or replaced by a surviving corporation or its parent in the transaction. In addition, each Option or other award will provide that in connection with a termination of a holder’s service within the 12 months following such a transaction, the Option or award will vest as to 50% of the total number of shares underlying the Option or award. For a termination more than 12 months and within 24 months of a transaction, the Option or award will vest as to 25% of the total number of shares underlying the option or award. Options and awards outstanding under our 2008 Equity Incentive Plan will have accelerated vesting on the same terms as Options or awards to be granted under our 2013 Plan.

Our 2013 Plan will terminate ten years from the date our board of directors approved the 2013 Plan, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our 2013 Plan at any time. If our board of directors amends our 2013 Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

The summary of the 2013 Plan provided above is a summary of the principal features of the 2013 Plan. This summary, however, does not purport to be a complete description of all of the provisions of the 2013 Plan. It is qualified in its entirety by references to the full text of the 2013 Plan. A copy of the 2013 Plan, as amended, is attached as Appendix A to this Proxy Statement on Schedule 14A.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the 2013 Plan based on federal income tax laws in effect on the date of this proxy statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality or foreign jurisdiction, or gift, estate, excise, payroll or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

A recipient of an Option or SAR will not recognize taxable income upon the grant of those awards. For nonqualified Options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an Option qualifying as an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sale price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to incentive stock options that are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.

For RSAs, unless vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A holder of RSUs does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

The implications of Section 162(m) of the Code are discussed above under the heading “Proposal.”

New 2013 Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of our compensation committee, or by our board of directors acting in place of our compensation committee. Future awards to our directors, officers, employees and consultants under the 2013 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2013 Plan are not determinable at this time.

The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other identified groups below, the aggregate number of awards under the 2013 Plan for the last competed fiscal year.

Name and Position	Number of Shares Underlying Options	Number of Shares Underlying Other Awards
Suresh Vasudevan, Chief Executive Officer and Chairman	—	—
Varun Mehta, Vice President of Engineering	—	—
Michael Muñoz, Vice President of Sales	—	—
All current executive officers (6 persons)	—	—
All current non-employee directors (5 persons)	—	—
All current employees (excluding executive officers)	—	154,000

The Options outstanding as of April 30, 2014 had a weighted-average exercise price of $3.00 per share.

The closing price per share of our common stock as reported by the New York Stock Exchange on April 30, 2014 was $24.65.

History of Grants Under the 2013 Plan

From the inception of the 2013 Plan, through April 30, 2014:

•	1,632,850 shares subject to RSUs and no Options or other awards were granted under the 2013 Plan, of which 6,000 shares subject to RSUs were cancelled;

•	awards were granted under the 2013 Plan to the following persons, in the amounts set forth by each such person’s name: Suresh Vasudevan: 122,600 shares subject to RSUs and no Options or other awards; Varun Mehta: 122,500 shares subject to RSUs and no Options or other awards; and Michael Muñoz: 102,100 shares subject to RSUs and no Options or other awards;

•	633,200 shares subject to RSUs and no Options or other awards were granted to the Company’s current executive officers as a group (six persons);

•	no Options or other awards were granted to the non-employee directors, who are directors and not executive officers of the Company;

•	998,950 shares subject to RSUs and no Options or other awards were granted to employees other than current executive officers; and

•	no Performance Awards have been granted under the 2013 Plan.

As of April 30, 2014, there were 12,279,426 shares available for issuance and not subject to any outstanding awards under the 2013 Plan.

There are no nominees for election as a director who are not covered by the above. No Options, shares or other awards have been granted under the 2013 Plan to any associate of any executive officer or director of the Company, and no person received 5% or more of the total Options or rights granted under the 2013 Plan from its inception.

Certain Interests of Directors

In considering the recommendation of our board of directors with respect to the approval of the material terms of the 2013 Plan, stockholders should be aware that the members of our board of directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2013 Plan. Please see Proposal No. 1—Election of Directors—Director Compensation for more detail about equity grants to our directors. Our board of directors recognizes that approval of this proposal may benefit our directors and their successors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE 2013 EQUITY INCENTIVE PLAN TO INCREASE THE SECTION 162(M) SHARE LIMITS AND PERFORMANCE AWARD DOLLAR LIMIT AND TO RE-APPROVE MATERIAL TERMS AND PERFORMANCE CRITERIA UNDER THE 2013 EQUITY INCENTIVE PLAN.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Nimble Storage is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, board and board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the Investor Relations section of our website, which is located at www.investors.nimblestorage.com, by clicking on “Governance Documents” under the “Corporate Governance” tab. The Corporate Governance Guidelines are reviewed by our nominating and corporate governance committee, and changes are recommended to our board of directors as warranted.

Board Leadership Structure

The positions of Chairperson and Chief Executive Officer are filled by the same person, Suresh Vasudevan. Our board of directors believes that the current board leadership structure, which includes a lead independent director, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Vasudevan’s executive leadership, operational experience and familiarity with our business as Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Vasudevan brings company-specific experience and expertise. Our board of directors believes that Mr. Vasudevan’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our board of directors has adopted Corporate Governance Guidelines which state that when the Chairperson and Chief Executive Officer positions are held by the same person, a lead independent director shall be designated. Because Mr. Vasudevan is our Chief Executive Officer and Chairman, our board of directors appointed Jerry M. Kennelly to serve as our lead independent director. As lead independent director, Mr. Kennelly, among other responsibilities, presides over executive sessions of our independent directors, serves as a liaison between the Chairman and the independent directors and performs such functions and responsibilities as our board of directors otherwise determines and delegates.

Sessions of Independent Directors

In order to promote open discussion among independent directors, our independent directors regularly hold sessions amongst themselves. The presiding independent director, typically our lead independent director, provides feedback to our Chief Executive Officer, as needed, promptly after the independent director session. Neither Mr. Vasudevan nor Mr. Mehta participates in such sessions.

Role of Board in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The oversight responsibility of the board of directors and its committees is informed by reports from our management team and from our internal audit department, which are designed to provide visibility to the board of directors about the identification, assessment and management of key risks and our risk mitigation strategies. Each committee of the board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The nominating and corporate governance committee reviews our major legal compliance risk exposures and monitors the steps management has taken to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines. Our compensation committee evaluates risks arising from our compensation policies and practices.

Director Independence

Our common stock is listed on the New York Stock Exchange. The listing rules of this stock exchange generally require that a majority of the members of our board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent.

Our board of directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange. Under the rules of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” In particular, our board of directors considered each of the following:

•	Frank Calderoni’s service as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., which provides us with products and services;

•	Mr. Kennelly’s interests as a limited partner in Accel IX Strategic Partners L.P., Accel Growth Fund II Strategic Partners L.P. and Lightspeed Venture Partners VIII, L.P., each of which holds shares of our common stock; and

•	William J. Schroeder’s service as a director of Omneon Video Networks, Inc. from October 2001 until Omneon’s acquisition by Harmonic Inc., during which time Mr.Vasudevan served as Omneon’s Chief Executive Officer.

Based upon this review, our board of directors has determined that all of the members of our board other than Messrs. Vasudevan and Mehta are “independent” as that term is defined under the applicable rules, regulations and the listing standards of the New York Stock Exchange.

All members of our audit committee, compensation committee and nominating and corporate governance committee must be independent directors under the applicable rules, regulations and the listing standards of the New York Stock Exchange. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the additional SEC independence requirements for the members of such committee.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Messrs. Calderoni, Schroeder and Kennelly. Mr. Calderoni is the chairman of our audit committee. The composition of our audit committee meets the requirements for independence under the current New York Stock Exchange and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that each of Messrs. Calderoni, Kennelly and Schroeder is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal controls and internal audit function;

•	reviewing material related party transactions or those that require disclosure; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the audit committee charter is posted on the Investor Relations section of our website, which is located at www.investors.nimblestorage.com, by clicking on “Governance Documents” under the “Corporate Governance” tab.

Compensation Committee

Our compensation committee is comprised of Messrs. Calderoni, James J. Goetz and Ping Li. Mr. Goetz is the chairman of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current New York Stock Exchange and SEC rules and regulations. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Act of 1934, as amended and an outside director, as defined pursuant to Section 162(m) of the Internal

Revenue Code of 1986, as amended, or the Code, and meets the requirements for independence under the current New York Stock Exchange listing standards and SEC rules and regulations. Our compensation committee is responsible for, among other things:

•	reviewing and approving the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.

At least annually, our compensation committee reviews and approves our executive compensation strategy and principles to assure that they promote stockholder interests and support our strategic and tactical objectives, and that it provides for appropriate rewards and incentives for the company’s executives. Our compensation committee also reviews and makes recommendations to our board of directors regarding the compensation of non-employee directors. The compensation committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits. In determining the compensation of each of our executive officers other than our chief executive officer, our compensation committee considers the recommendations of our chief executive officer and human resources department. In the case of the chief executive officer, our compensation committee evaluates his performance and independently determines whether to make any adjustments to his compensation.

Our compensation committee retained an independent compensation consultant, Compensia, Inc., to assist with a review and potential restructuring of our executive officer compensation and director compensation for the year ended January 31, 2014. Specifically, Compensia was engaged to: provide data for the establishment of a peer group of companies to serve as a basis for assessing competitive compensation practices; review and assess our current director, Chief Executive Officer and other executive officer compensation practices and equity grant profile relative to market practices; review and assess our current compensation programs relative to market so as to determine whether any changes may be appropriate in order to remain competitive with our peer group and general technology company practices; and review market practices on employee stock purchase plans and equity grant programs. Other than the services described above, Compensia has not provided our company or our compensation committee with any other services. Representatives of Compensia attended the regular meetings of our Compensation Committee, including independent director sessions from time to time without any members of management present. Compensia works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. The Compensation Committee believes that Compensia does not have any conflicts of interest in advising the Compensation Committee under applicable SEC and New York Stock Exchange rules.

The compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to an equity award committee comprised of the chief executive officer of our company the authority to make certain types of equity awards to employees other than specified officers or directors under our company’s 2013 Equity Incentive Plan pursuant to the terms of such plan and the equity award guidelines approved by our compensation committee.

The compensation committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the compensation committee charter is posted on the Investor Relations section of our website, which is located at www.investors.nimblestorage.com, by clicking on “Governance Documents” under the “Corporate Governance” tab.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Li and Schroeder. Mr. Schroeder is the chairman of our nominating and corporate governance committee. Messrs. Li and Schroeder meet the requirements for independence under the current New York Stock Exchange listing standards. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the codes of conduct for directors, executive officers and employees;

•	evaluating, and overseeing the process of evaluating, the performance of our board of directors and individual directors; and

•	assisting our board of directors on corporate governance matters.

The nominating and corporate governance committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the nominating and corporate governance committee charter is posted on the Investor Relations section of our website, which is located at www.investors.nimblestorage.com, by clicking on “Governance Documents” under the “Corporate Governance” tab.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during the year ended January 31, 2014 were Messrs. Calderoni, Goetz and Li. None of the members of our compensation committee in the year ended January 31, 2014 was at any time during the year ended January 31, 2014 or at any other time an officer or employee of Nimble Storage or any of its subsidiaries, and none had or have any relationships with Nimble Storage that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended January 31, 2014.

Board and Committee Meetings and Attendance

The board of directors is responsible for the management and direction of the company and for establishing broad corporate policies. The board of directors meets periodically during the company’s fiscal year to review significant developments affecting the company and to act on matters requiring board of directors’ approval. The board of directors held 9 meetings during the year ended January 31, 2014 and also acted by unanimous written consent, the audit committee held 5 meetings, the compensation committee held 5 meetings and also acted by unanimous written consent and the nominating and corporate governance committee held no meetings as our board of directors oversaw the establishment of our company’s corporate governance practices in the year ended January 31, 2014 in connection with our initial public offering. Our nominating and corporate governance committee plans to meet on a quarterly basis in 2014 and going forward. During the year ended January 31, 2014, each member of the board of directors participated in at least 90% of the aggregate of all meetings of the board of directors and of all meetings of committees on which such member served, that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors, provided that unsolicited items; sales materials; abusive, threatening or otherwise inappropriate materials; and other routine items and items unrelated to the duties and responsibilities of the board of directors will not be provided to directors.

The address for these communications is:

Corporate Secretary

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California 95134

Codes of Business Conduct and Ethics

We have adopted our Code of Business Conduct and Ethics for employees, which applies to all employees, including our principal executive officers, our principal financial officer and all other executive officers, and our Code of Business Conduct and Ethics for Directors, which applies to our board of directors. The Codes of Business Conduct and Ethics are available on our website at www.investors.nimblestorage.com under “Governance Documents.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and New York Stock Exchange listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 30, 2014, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our Named Executive Officers; and

•	all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 71,850,535 shares of common stock outstanding as of April 30, 2014. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or subject to settlement or that will become exercisable or subject to settlement within 60 days of April 30, 2014. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nimble Storage, Inc., 211 River Oaks Parkway, San Jose, California 95134.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Entities Affiliated with Accel Ventures(1)	12,940,220	18.0%
Entities Affiliated with Sequoia Capital(2)	12,940,218	18.0
Lightspeed Venture Partners VIII, L.P.(3)	9,797,138	13.6
Named Executive Officers and Directors:
Suresh Vasudevan(4)	3,557,066	4.8
Varun Mehta(5)	7,409,000	10.3
Umesh Maheshwari(6)	6,953,721	9.6
Michael Muñoz(7)	811,082	1.1
Frank Calderoni(8)	195,000	*
James J. Goetz(2)(9)	12,940,218	18.0
Jerry M. Kennelly(10)	100,000	*
Ping Li(1)(11)	12,940,220	18.0
William J. Schroeder(12)	60,000	*
All executive officers and directors as a group (11 persons)(13)	46,569,343	61.1

(footnotes appear on following page)

*	Represents beneficial ownership of less than one percent.
(1)	Represents (i) 686,989 shares held by Accel Growth Fund II L.P. (AGF), (ii) 49,741 shares held by Accel Growth Fund II Strategic Partners L.P. (AGFSP), (iii) 66,858 shares held by Accel Growth Fund Investors 2012 L.L.C. (AGFI), (iv) 1,072,879 shares held by Accel Investors 2007 L.L.C. (AI2007), (v) 9,999,371 shares held by Accel IX L.P. (A9) and (vi) 1,064,382 shares held by Accel IX Strategic Partners L.P. (A9SP). Accel Growth Fund II Associates L.L.C. (AGFA) is the General Partner of AGF and has sole voting and investment power over the shares held by AGF. Andrew G. Braccia, James W. Breyer, Ping Li, Arthur C. Patterson, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the managing members of AGFA and share such powers. AGFA is the general partner of AGFSP and has sole voting and investment power over the shares held by AGFSP. Andrew G. Braccia, James W. Breyer, Ping Li, Arthur C. Patterson, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the managing members of AGFI and share voting and investment powers over the shares held by AGFI. Andrew G. Braccia, James W. Breyer, Ping Li, Arthur C. Patterson, Tracy L. Sedlock, Ryan J. Sweeney and Richard P. Wong are the managing members of AI2007 and share voting and investment powers over the shares held by AI2007. Accel IX Associates L.L.C. (A9A) is the general partner of A9 and has sole voting and investment power over the shares held by A9. James W. Breyer, Kevin J. Efrusy, Ping Li, and Arthur C. Patterson are the managing members of A9A and share such powers. A9A is the general partner of A9SP and has sole voting and investment power over the shares held by A9SP. Ping Li, a member of our board of directors, is one of the managing members of AGFA, AGFI, AI2007 and A9A and therefore may be deemed to share voting and investment power over these entities. Varun Mehta, a member of our board of directors, is a limited partner in AGFSP, as reflected in footnote (5). Jerry M. Kennelly, a member of our board of directors, is a general partner of Kennelly Partners, L.P., which is a limited partner in AGFSP and A9SP, as reflected in footnote (10). The address for the entities affiliated with Accel Partners is 428 University Avenue, Palo Alto, California, 94301.
(2)	Represents (i) 10,150,192 shares held by Sequoia Capital XII, LP, (ii) 379,801 shares held by Sequoia Technology Partners XII, LP, (iii) 1,084,824 shares held by Sequoia Capital XII Principals Fund, LLC and (iv) 1,325,401 shares held by SC US GF V Holdings, Ltd. Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P. together own 100% of the outstanding ordinary shares of SC US GF V Holdings, Ltd. SC XII Management, LLC is the general partner of Sequoia Capital XlI, L.P. and Sequoia Technology Partners XlI, L.P., and is the managing member of Sequoia Capital XII Principals Fund, LLC (collectively, the “Sequoia Capital XII Funds”). The managing members of SC XlI Management, LLC are Roelof Botha, James J. Goetz, Michael Goguen, Douglas Leone and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SC XII Management, LLC, including James J. Goetz, a member of our board of directors, may be deemed to share beneficial ownership of the shares held by the Sequoia Capital XII Funds. SC GF V TT, Ltd. is the general partner of SCGF V Management, L.P., which is the general partner of each of Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P. The directors of SC GF V TT, Ltd. and SC US GF V Holdings, Ltd. are Roelof Botha, Scott Carter, James J. Goetz, Michael Goguen, Patrick Grady, Douglas Leone and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the directors of SC US GF V Holdings, Ltd., including Mr. Goetz, may be deemed to share beneficial ownership of the shares held by SC US GF V Holdings, Ltd. The address of each of the entities identified in this footnote is 3000 Sand Hill Road, Suite 4-250, Menlo Park, California 94025.
(3)

Lightspeed Ultimate General Partner VIII, Ltd. is the general partner of Lightspeed General Partner VIII, L.P, which is the general partner of Lightspeed Venture Partners VIII, L.P. As such, Lightspeed Ultimate General Partner VIII, Ltd. possesses power to direct the voting and disposition of the shares owned by Lightspeed Venture Partners VIII, L.P. and may be deemed to have indirect beneficial ownership of the shares held by Lightspeed Venture Partners VIII, L.P. Christopher J. Schaepe, Barry Eggers, Ravi Mhatre and Peter Nieh are the directors of Lightspeed Ultimate General Partner VIII, Ltd. and possess power to direct the voting and disposition of the shares owned by Lightspeed Venture Partners VIII, L.P. and may be deemed to have indirect beneficial ownership of the shares held by Lightspeed Venture Partners VIII, L.P. Jerry M. Kennelly, a member of our board of directors, is a general partner of Kennelly Partners, L.P., which is a limited partner in Lightspeed Venture Partners VIII, L.P., as reflected in footnote (10). The address for Lightspeed Ultimate General Partner VIII, Ltd. is 2200 Sand Hill Road, Menlo Park, California 94025.
(4)	Represents (i) 900,066 shares of common stock held directly by Mr. Vasudevan and (ii) 2,657,000 shares of common stock issuable to Mr. Vasudevan pursuant to options exercisable within 60 days of April 30, 2014.
(5)	Represents (i) 4,509,000 shares of common stock held directly by Mr. Mehta; (ii) 600,000 shares held in the Jai Vir Mehta 2012 GST Trust, of which Mr. Mehta is a co-trustee; (iii) 750,000 shares held in the Jai Vir Mehta Trust, of which Mr. Mehta is a co-trustee; (iv) 600,000 shares held in the Kimaya Jia Mehta 2012 GST Trust, of which Mr. Mehta is a co-trustee; (v) 750,000 shares held in the Kimaya Jia Mehta Trust, of which Mr. Mehta is a co-trustee; and (vi) 200,000 shares of common stock issuable to Mr. Mehta pursuant to options exercisable within 60 days of April 30, 2014. Mr. Mehta is a limited partner in Accel Growth Fund II Strategic Partners L.P., as reflected in footnote (1). Mr. Mehta does not beneficially own the shares referenced in footnote (1).
(6)	Represents (i) 4,996,578 shares of common stock held directly by Dr. Maheshwari, (ii) 1,500,000 shares held in the Maheshwari Children’s Trust, of which Dr. Maheshwari is a co-trustee, and (iii) 457,143 shares of common stock issuable to Dr. Maheshwari pursuant to options exercisable within 60 days of April 30, 2014.
(7)	Represents (i) 399,582 shares of common stock held directly by Mr. Muñoz and (ii) 411,500 shares of common stock issuable to Mr. Muñoz pursuant to options exercisable within 60 days of April 30, 2014.
(8)	Represents 195,000 shares of common stock held directly by Mr. Calderoni, 101,564 of which were unvested and subject to our right of repurchase as of April 30, 2014.
(9)	See footnote (2) above regarding Mr. Goetz’s relationship to funds affiliated with Sequoia Capital.
(10)	Represents 100,000 shares of common stock held in The Kennelly Family Delaware Dynasty Trust, of which Mr. Kennelly is a co-trustee, 72,917 shares of which were unvested and subject to our right of repurchase as of April 30, 2014. Mr. Kennelly is a general partner of Kennelly Partners, L.P., which is a limited partner in each of (i) AGFSP and A9SP, as reflected in footnote (1), and (ii) Lightspeed Venture Partners VIII, L.P., as reflected in footnote (3). Mr. Kennelly does not beneficially own the shares referenced in footnotes (1) and (3).
(11)	See footnote (1) above regarding Mr. Li’s relationship to funds affiliated with Accel Partners.
(12)	Represents 60,000 shares held in the William J. and Marilee J. Schroeder Revocable Trust dated 11-1-1993, of which Mr. Schroeder is a co-trustee, 45,000 shares of which were unvested and subject to our right of repurchase as of April 30, 2014.
(13)	Represents (i) 42,200,664 shares of issued and outstanding stock, 468,857 shares of which were unvested and subject to our right of repurchase as of April 30, 2014 and (ii) 4,368,679 shares of common stock that our directors and executive officers as a group have the right to acquire from us within 60 days of April 30, 2014 pursuant to the exercise of stock options or the settlement of restricted stock units.

MANAGEMENT

The names of our executive officers, their ages as of April 30, 2014 and their positions are shown below.

Name	Age	Position(s)
Suresh Vasudevan	43	Chief Executive Officer and Chairman
Varun Mehta	52	Founder, Vice President of Engineering and Director
Umesh Maheshwari	45	Founder, Chief Technology Officer
Anup Singh	43	Chief Financial Officer
Daniel Leary	46	Vice President of Marketing
Michael Muñoz	46	Vice President of Sales

The board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Nimble Storage.

For information regarding Messrs. Vasudevan and Mehta, please refer to Proposal No. 1, “Election of Directors,” above.

Umesh Maheshwari has served as our Chief Technology Officer since November 2007 and was a founder of our company. From March 2003 to November 2007, he held positions at Data Domain, most recently as Technical Director. From January 2001 to March 2003, Dr. Maheshwari held positions at Zambeel, Inc., a maker of scalable file servers, most recently as Principal Engineer. Dr. Maheshwari holds a Ph.D. in computer science from the Massachusetts Institute of Technology and a B.Tech. in computer science from the Indian Institute of Technology Delhi.

Anup Singh has served as our Chief Financial Officer since November 2011. Previously, Mr. Singh served as Chief Financial Officer at Clearwell Systems, Inc., a developer of an enterprise-class e-discovery management platform, from September 2007 to July 2011. Prior to Clearwell, he held leadership positions in finance at Asurion, LLC, Trimble Navigation Limited, At Home Corporation (doing business as Excite@Home), 3Com Corporation and Ernst & Young LLP. Mr. Singh holds B.A. and M.A. Honors degrees in Economics and Management Science from Cambridge University, where he was a Cambridge Commonwealth Trust scholar, and is a Fellow of the Institute of Chartered Accountants in England and Wales.

Daniel Leary has served as our Vice President of Marketing since May 2008. Previously, Mr. Leary served as Vice President of Marketing at ConSentry Networks, Inc., a developer of hardware solutions for local area network switching, and Vice President of Product Management at Peribit Networks, Inc., a provider of network speed and performance solutions. Mr. Leary holds an M.S. in engineering-economic systems from Stanford University and a B.S. in systems engineering from the University of Virginia.

Michael Muñoz has served as our Vice President of Sales since March 2010. From July 2004 to February 2010, Mr. Muñoz held positions at Data Domain, most recently as Regional Vice President of Sales. Mr. Muñoz holds a B.S. in business marketing and economics from California State University, San Jose.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our principal executive officer and the two other most highly compensated executive officers serving as such at January 31, 2014. We refer to these three executive officers as our “Named Executive Officers.” The compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended January 31, 2014 and 2013 is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for the year ended January 31, 2014 were:

•	Suresh Vasudevan, Chief Executive Officer and Chairman;

•	Varun Mehta, Vice President of Engineering and Director; and

•	Michael Muñoz, Vice President of Sales.

Executive Compensation Tables

The following table provides information regarding all compensation awarded to, earned by or paid to each of our Named Executive Officers serving as such at January 31, 2014 for all services rendered in all capacities to us during the years ended January 31, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year ended January 31,	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All other Compensation ($)	Total ($)
Suresh Vasudevan, Chief Executive Officer	2014	331,250	6,026,907	213,665	0	6,571,822
	2013	275,000	—	187,766	820	463,586
Varun Mehta, Vice President of Engineering(3)	2014	238,750	412,286	102,667	0	753,703
Michael Muñoz, Vice President of Sales	2014	190,000	412,286	283,552	0	885,838
	2013	175,000	—	662,759	660	838,419

(1)	The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the year ended January 31, 2014 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in the notes to our audited consolidated financial statements included in our annual report on Form 10-K for the year ended January 31, 2014. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the options.
(2)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent bonuses earned by Messrs. Vasudevan and Mehta and commissions earned by Mr. Muñoz under our incentive compensation plan for officers for the year ended January 31, 2014. Under the plan, Mr. Vasudevan was entitled to a target bonus of up to approximately 75% of his base salary and Mr. Mehta was entitled to a target bonus of up to approximately 50% of his base salary. For Messrs. Vasudevan and Mehta, our board of directors determined the actual amounts of the incentive bonuses following the end of the fiscal year based on achievement of bookings and Adjusted EBITDA targets. For the year ended January 31, 2014, we paid bonuses of approximately 85% of the targets set for Messrs. Vasudevan and Mehta based on performance relative to targets. Mr. Muñoz was entitled to commissions of up to approximately 79% of his base salary based on achievement of a bookings target and up to approximately 39.5% of his base salary based on achievement of a sales expense target. Our board of directors determined the actual amounts of the commissions following the end of the fiscal year and we paid commissions in excess of the targets set for Mr. Muñoz based on performance exceeding targets.
(3)	Mr. Mehta was not a named executive officer in the year ended January 31, 2013.

For the year ending January 31, 2015, our compensation committee has approved the following base salaries, which became effective on May 1, 2014 for Mr. Vasudevan and Mr. Mehta and on February 1, 2014 for Mr. Muñoz, and target bonuses, which became effective on February 1, 2014, for the Named Executive Officers: for Mr. Vasudevan, a base salary of $375,000 and a target bonus of 100% of his base salary, for Mr. Mehta, a base salary of $280,000 and a target bonus of 50% of his base salary and for Mr. Muñoz, a base salary of $240,000 and a target bonus of 125% of his base salary. In addition, the Named Executive Officers received the equity awards set forth below between January 31, 2014 and April 30, 2014. The compensation committee, in consultation with a third party compensation advisor, determined the number of shares subject to these awards taking into account market data for executive compensation at comparable companies, length of service and the unvested portion of outstanding equity awards, as well as our long-term retention objectives and philosophy of achieving a degree of equitable treatment among our executive officers. In granting the performance-based restricted stock units, the compensation committee also considered the importance attached to achieving certain operational and financial objectives. Each time-based restricted stock unit award vests over four years from the date of grant in equal semi-annual installments, subject to the recipient’s continuous service through each vesting date. Each of the performance-based restricted stock units vests based on our performance against revenue and operating income targets established by our board of directors in our operating plan for the year ending January 31, 2015 and, subject to achievement of such performance metrics, 1/4th of the shares subject to the awards vests on the first trading day after March 1, 2015 and in equal semi-annual installments thereafter, subject to the recipient’s continuous service through each vesting date. Each performance-based restricted stock unit is payable at up to 200% of the award upon achievement of certain performance metrics that exceed our operating plan.

•	On March 9, 2014, we granted Mr. Vasudevan 61,300 time-based restricted stock units and 61,300 performance-based restricted stock units.

•	On March 9, 2014, we granted Mr. Mehta 98,000 time-based restricted stock units and 24,500 performance-based restricted stock units.

•	On March 9, 2014, we granted Mr. Muñoz 81,700 time-based restricted stock units and 20,400 performance-based restricted stock units.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and other equity awards held as of January 31, 2014.

		Option Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options(#)				Option Exercise Price ($)	Option Expiration Date
		Exercisable(2)		Unexercisable
Suresh Vasudevan	3/9/2011	2,157,000	(3)			0.5867	3/08/2021
	3/14/2013	473,263	(4)			3.74	3/13/2023
	3/14/2013	26,737	(5)			3.74	3/13/2023
	9/25/2013			500,000	(6)	7.65	9/24/2023
Varun Mehta	2/26/2013	200,000	(7)			3.74	2/25/2023
Michael Muñoz	6/2/2010	60,000	(8)			0.20	6/1/2020
	12/14/2011	60,483	(9)			1.6533	12/13/2021
	12/14/2011	91,017	(10)			1.6533	12/13/2021
	2/26/2013	200,000	(11)			3.74	2/25/2023

(1)	Outstanding equity awards granted prior to December 12, 2013 were granted under our 2008 Equity Incentive Plan. Outstanding equity awards granted after December 12, 2013 were granted under our 2013 Equity Incentive Plan.
(2)	Each of these stock options is immediately exercisable in full, subject to a right of repurchase in our favor, which lapses as the shares of our common stock underlying such option vest. Unless otherwise noted, the shares of common stock underlying each of these stock options vest over a four-year period with the first 1/4th vesting on the one year anniversary of the vesting commencement date and, thereafter, 1/48th of the shares of common stock underlying each stock option vesting each month following the one year anniversary of the vesting commencement date, subject to the recipient’s continuous service through each vesting date.
(3)	2,827,275 shares were originally subject to this stock option. Mr. Vasudevan had exercised this stock option with respect to 670,275 shares of our common stock as of January 31, 2014. As of January 31, 2014, 765,721 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on February 28, 2015.
(4)	As of January 31, 2014, 473,263 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on March 26, 2018. The shares of common stock underlying this stock option vest in monthly increments that vary over time, as specified by our board of directors, beginning in March 2014, subject to the recipient’s continuous service through each vesting date.
(5)	As of January 31, 2014, 26,737 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on February 26, 2017.
(6)	As of January 31, 2014, 500,000 shares of common stock underlying this stock option were unvested and unexercisable. The shares of common stock underlying this stock option vest and become exercisable over a three-year period with the first 1/36th vesting on the one month anniversary of the vesting commencement date and, thereafter, 1/36th of the shares of common stock underlying the stock option vesting each month following the one year anniversary of the vesting commencement date, subject to the recipient’s continuous service through each vesting date. The shares of common stock underlying this stock option will become fully vested and exercisable on March 26, 2018.
(7)	As of January 31, 2014, 200,000 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on February 26, 2017.
(8)	459,582 shares were originally subject to this stock option. Mr. Muñoz had exercised this stock option with respect to 399,582 shares of our common stock as of January 31, 2014. As of January 31, 2014, 19,150 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expired on March 15, 2014.

(9)	As of January 31, 2014, 27,722 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on November 16, 2015.
(10)	As of January 31, 2014, 41,717 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on November 16, 2015.
(11)	As of January 31, 2014, 200,000 shares of common stock underlying this stock option were unvested and subject to a right of repurchase in our favor, which expires on February 26, 2017.

Employment, Post-Employment and Change in Control Arrangements

Offer Letters

The initial terms and conditions of employment of each of Messrs. Vasudevan and Muñoz were set forth in written employment offer letters. Each of these arrangements was approved by our then current Chief Executive Officer or our board of directors. We believed these employment offer letters were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization. Mr. Mehta does not have an employment offer letter.

Mr. Vasudevan’s Employment Offer Letter

On December 28, 2010, we extended an employment offer letter to Mr. Vasudevan in connection with his appointment as our Chief Executive Officer. Mr. Vasudevan accepted the terms and conditions of this employment offer on January 3, 2011. The terms and conditions of his employment agreement provided for an annual base salary of $275,000, subject to adjustment from time to time, and eligibility for an annual bonus, health insurance and other employee benefits as we established for our employees from time to time. In addition, he was granted an option to purchase 2,827,275 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Vasudevan’s employment offer was subject to his execution of our standard Employee Proprietary Information and Inventions Assignment Agreement. Mr. Vasudevan’s offer letter provides for “at will” employment.

If we terminate Mr. Vasudevan’s employment without cause (as defined in his offer letter), or Mr. Vasudevan resigns for good reason (as defined in his offer letter) and he delivers a release of claims agreement in a form satisfactory to us, he would be entitled to 12 months of his then current annual base salary and we would pay for (or provide cash payments equal to) the monthly medical insurance premium under COBRA for 12 months.

Upon a change in control (as defined in his offer letter), Mr. Vasudevan is entitled to accelerated vesting of 50% of any then-unvested shares subject to equity awards granted to him in connection with his employment. If, on or within 12 months of a change in control, (1) we terminate or our successor terminates Mr. Vasudevan’s employment without cause or Mr. Vasudevan voluntarily resigns for good reason and such termination is other than as a result of his death or disability and (2) he delivers a release of claims agreement in a form satisfactory to us, then, in addition to the severance benefits described above, Mr. Vasudevan would be entitled to (1) an amount in cash equal to his annual performance bonus multiplied by a fraction, the numerator of which is the number of days he has been employed in that calendar year and the denominator of which is 365 and (2) accelerated vesting of any then-unvested shares subject to equity awards granted to Mr. Vasudevan. Under the change in control severance policy adopted in September 2013, in the event of a change in control (as defined in the 2013 Equity Incentive Plan), Mr. Vasudevan will receive the following severance benefits in place of the cash and health benefits provided for in his offer letter: upon an involuntary termination other than for cause (as defined in the policy) or a voluntary resignation for good reason (as defined in the policy), in either case 12 months following a change in control or within three months preceding a change in control, provided a definitive agreement has been signed as of the date of termination, Mr. Vasudevan will receive (1) a lump sum cash payment in an amount equal to 12 months of his then current annual base salary plus his target bonus as in effect immediately prior to the change in control and (2) continued monthly benefit premiums under COBRA for 12 months, or equivalent cash, subject in each case to Mr. Vasudevan executing a customary release.

Mr. Muñoz Employment Offer Letter

On February 4, 2010, we extended an employment offer letter to Mr. Muñoz in connection with his appointment as our Vice President of Sales. Mr. Muñoz accepted the terms and conditions of this employment offer on February 5, 2010. The terms and conditions of his employment agreement provided for an annual base salary of $175,000, subject to adjustment from time to time, and eligibility for an annual commission, health insurance and other employee benefits as we established for our employees from time to time. In addition, he was granted an option to purchase 459,582 shares of our common stock, with an exercise price equal to the fair market value of our common stock on the date of grant. Mr. Muñoz’s employment offer was subject to his execution of our standard Employee Proprietary Information and Inventions Assignment Agreement. Mr. Muñoz’s offer letter provides for “at will” employment.

If, within 12 months of a change in control, Mr. Muñoz’s employment is terminated without cause or constructively terminated, then Mr. Muñoz would be entitled to accelerated vesting of the lesser of 25% of the shares subject to options granted to him or all remaining unvested shares pursuant to such options. However, under the change in control severance policy adopted in September 2013, the acceleration provisions implemented by our 2013 Equity Incentive Plan and described below under “Post-Employment Compensation and Change in Control Payments and Benefits” will govern this award and all other equity awards granted to Mr. Muñoz pursuant to our 2008 Equity Incentive Plan and our 2013 Equity Incentive Plan. Under the change in control severance policy, in the event of a change in control (as defined in the 2013 Equity Incentive Plan), Mr. Muñoz will receive the following severance benefits: upon an involuntary termination other than for cause (as defined in the policy) or a voluntary resignation for good reason (as defined in the policy), in either case 12 months following a change in control or within three months preceding a change in control, provided a definitive agreement has been signed as of the date of termination, Mr. Muñoz will receive (1) a lump sum cash payment in an amount equal to 12 months of his then current annual base salary plus his target bonus as in effect immediately prior to the change in control and (2) continued monthly benefit premiums under COBRA for 12 months, or equivalent cash, subject in each case to Mr. Muñoz executing a customary release.

Mr. Mehta’s Employment Arrangements

Mr. Mehta does not have an employment offer letter and his employment is at will and may be terminated at any time, with or without cause, subject to the severance obligations described below. Mr. Mehta has entered into our standard Employee Proprietary Information and Inventions Assignment Agreement. Under the change in control severance policy adopted in September 2013, the acceleration provisions implemented by our 2013 Equity Incentive Plan and described below under “Post-Employment Compensation and Change in Control Payments and Benefits” will govern equity awards granted to Mr. Mehta pursuant to our 2008 Equity Incentive Plan and our 2013 Equity Incentive Plan. Under the change in control severance policy, in the event of a change in control (as defined in the 2013 Equity Incentive Plan), Mr. Mehta will receive the following severance benefits: upon an involuntary termination other than for cause (as defined in the policy) or a voluntary resignation for good reason (as defined in the policy), in either case within 12 months following a change in control or within three months preceding a change in control, provided a definitive agreement has been signed as of the date of termination, Mr. Mehta will receive (1) a lump sum cash payment in an amount equal to 12 months of his then current annual base salary plus his target bonus as in effect immediately prior to the change in control and (2) continued monthly benefit premiums under COBRA for 12 months, or equivalent cash, subject in each case to Mr. Mehta executing a customary release.

Other Benefits

In addition to the arrangements described above, upon a termination of employment each named executive officer is eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Post-Employment Compensation and Change in Control Payments and Benefits

In September 2013, we adopted a change in control severance policy applicable to our executive officers and certain other employees pursuant to which each executive officer will enter into a severance agreement that supersedes all previous severance and change in control arrangements entered into with such individuals. The severance agreement will have a term of three years, which renews unless terminated by either party. Under the severance agreement, if any executive officer’s employment is terminated by us without cause (as defined in the policy) or such executive officer voluntarily resigns for good reason (as defined in the policy) within 12 months following a change in control or within three months preceding a change in control, provided a definitive agreement has been signed as of the date of termination, such officer would be entitled to receive severance benefits equal to (1) a lump sum cash payment in an amount equal to 12 months of his or her then current annual base salary plus his or her target bonus as in effect immediately prior to the change in control and (2) continued monthly benefit premiums under COBRA for 12 months, or equivalent cash, subject in each case to the officer executing a customary release.

Pursuant to the terms of our 2013 Equity Incentive Plan, if we are party to a merger or consolidation, sale of all or substantially all assets or similar change in control transaction, outstanding awards, including any vesting provisions, may be assumed or replaced by the successor company. In the alternative, outstanding awards that are not assumed or substituted by the successor corporation will be accelerated and the holders will be notified that they may exercise those accelerated awards prior to the closing of the transaction, when the awards will be cancelled in full. Outstanding awards that are not assumed, substituted or cashed out will accelerate in full and expire upon the closing of the transaction. In the event of specified change in control transactions, our compensation committee may accelerate the vesting of awards immediately upon the occurrence of the transaction, whether or not the award is continued, assumed, substituted or replaced by a surviving corporation or its parent in the transaction. In addition, each option or other award will provide that in connection with a termination of a holder’s service within the 12 months following such a transaction, the option or award will vest as to 50% of the total number of shares underlying the option or award. For a termination more than 12 months and within 24 months of a transaction, the option or award will vest as to 25% of the total number of shares underlying the option or award. Options and awards outstanding as of the date of our initial public offering under our 2008 Equity Incentive Plan will have accelerated vesting on the same terms as options or awards granted under our 2013 Equity Incentive Plan.

Termination not in Connection with a Change in Control

The following table summarizes the amount of the cash severance payment that each of our named executive officers would have been entitled to receive assuming a qualifying termination of employment as of January 31, 2014. The named executive officers would not have any accelerated stock option benefits for a single-trigger termination of employment.

Name	Cash Severance Amount
Suresh Vasudevan	$371,918
Varun Mehta	—
Michael Muñoz	—

Change in Control

The following table summarizes the value of accelerated stock options that each of our named executive officers would have been entitled to assuming a change in control as of January 31, 2014. The named executive officers would not have any cash severance payment benefits for only the occurrence of a change in control.

Name	Accelerated Stock Option Payment Value(1)
Suresh Vasudevan	$35,093,935
Varun Mehta	—
Michael Muñoz	—

(1)	Amount is based upon the value of a share of our common stock as of January 31, 2014, calculated based on the closing price per share as of January 31, 2014 less the exercise price of each outstanding equity award.

Termination in Connection with a Change in Control

As described above, under the change in control severance policy the named executive officers will enter into change in control severance agreements that provide for cash severance payments upon an involuntary termination other than for cause (as defined in the policy) or a voluntary resignation for good reason (as defined in the policy), in either case within 12 months following or three months prior to (provided a definitive agreement has been signed as of the date of termination) a change in control. Under the change in control severance policy adopted, the acceleration provisions implemented by our 2013 Equity Incentive Plan and described above will govern equity awards granted to Messrs. Mehta and Muñoz pursuant to our 2008 Equity Incentive Plan and our 2013 Equity Incentive Plan. If, in connection with a change in control, we terminate or our successor terminates Mr. Vasudevan’s employment without cause or Mr. Vasudevan voluntarily resigns for good reason (as such terms are defined in his offer letter) and such termination is other than as a result of his death or disability, all equity awards held by Mr. Vasudevan are subject to accelerated vesting of any then-unvested shares in accordance with the terms of his offer letter. Notwithstanding the foregoing, the vesting acceleration provisions set forth in any employment agreement with the named executive officers, to the extent more favorable to the named executive officers, will continue to apply to the equity awards held by the named executive officers as of the effective date of our 2013 Equity Incentive Plan. The following table summarizes the intrinsic value of this acceleration benefit to our named executive officers pursuant to these awards, assuming an involuntary termination of employment and change in control of our company as of January 31, 2014.

Name	Accelerated Stock Option Payment Value(1)(2)	Cash Severance Amount
Suresh Vasudevan	$70,187,870	$634,418
Varun Mehta	7,898,000	381,918
Michael Muñoz	11,609,069	436,118

(1)	Amount is based upon the value of a share of our common stock as of January 31, 2014, calculated based on the closing price per share as of January 31, 2014 less the exercise price of each outstanding equity award.
(2)	Amounts are in place of, and not in addition to, payments made for any single-trigger change in control set forth above.

Limitations on Liability and Indemnification Matters

Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the Delaware General Corporation Law and allow us to indemnify other employees and agents as set forth in the Delaware General Corporation Law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers and certain of our key employees, in addition to the indemnification provided for in our restated certificate of incorporation and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers and key employees for the defense of any action for which indemnification is required or permitted.

We believe that these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and key employees. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Other Compensation Policies

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the use of puts, calls and shorts related to our shares by our directors, officers and employees.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, or the Code, limits the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to $1.0 million per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.

No Gross-ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code during the year ended January 31, 2014, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of January 31, 2014 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2008 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	16,964,702	(1)	2.87	(2)	12,157,492	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	16,964,702		2.87		12,157,492

(1)	Excludes purchase rights accruing under the 2013 Employee Stock Purchase Plan and includes 635,410 shares subject to outstanding restricted stock units.
(2)	The weighted average exercise price relates solely to shares subject to outstanding stock options, as shares subject to restricted stock units have no exercise price.
(3)	Includes 2,015,299 shares that remain available for purchase under the 2013 Employee Stock Purchase Plan and 10,142,193 shares of common stock that remain available for purchase under our 2013 Equity Incentive Plan. In addition, any shares of common stock that are subject to outstanding grants under the 2008 Equity Incentive Plan on the date the 2013 Equity Incentive Plan became effective, shares that are subject to stock options or restricted stock units granted under the 2008 Equity Incentive Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise or are issued and later forfeited or repurchased by the Company after the date the 2013 Equity Incentive Plan became effective and shares that are subject to stock options or other awards under the 2008 Equity Incentive Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award will be available for future grant and issuance under the 2013 Equity Incentive Plan. The number of shares available for grant and issuance under the 2013 Equity Incentive Plan will automatically increase on February 1st of each of the calendar years 2014 through 2022, by the lesser of (i) 5% of the number of shares of common stock issued and outstanding on each January 31st immediately prior to the date of increase or (ii) such number of shares determined by our board of directors. The number of shares of common stock reserved for issuance under the 2013 Employee Stock Purchase Plan will automatically increase on February 1st of each calendar year by an amount equal to (i) 1% of the total number of outstanding shares of common stock and common stock equivalents on the immediately preceding January 31st, or (ii) such lesser number of shares of common stock as determined by our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation arrangements, including employment, termination of employment and change in control arrangements and indemnification arrangements, discussed above in the section entitled “Executive Compensation,” since February 1, 2013, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our common stock, any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.

Review, Approval or Ratification of Transactions with Related Parties

In September 2013, in connection with our IPO, our board of directors adopted a written related person transactions policy providing that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock and any member of the immediate family of and any entity affiliated with any of the foregoing persons are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Nimble Storage’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Nimble Storage under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Nimble Storage specifically incorporates it by reference.

The Audit Committee has reviewed and discussed with Nimble Storage’s management and Ernst & Young LLP the audited consolidated financial statements of Nimble Storage for the year ended January 31, 2014. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Nimble Storage.

Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Nimble Storage’s annual report on Form 10-K for the year ended January 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Frank Calderoni, Chair

William J. Schroeder

Jerry M. Kennelly

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Nimble Storage’s bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Nimble Storage, Inc., 211 River Oaks Parkway, San Jose, California 95134, Attn: Corporate Secretary.

To be timely for the 2015 annual meeting, a stockholder’s notice must be delivered to our Corporate Secretary at the principal executive offices of Nimble Storage not earlier than 5:00 p.m. Pacific Time on April 1, 2015 and not later than 5:00 p.m. Pacific Time on May 1, 2015. However, if the date of our 2015 annual meeting of Stockholders is advanced by more than 30 days before or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be delivered to the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Nimble Storage. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Nimble Storage’s bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Nimble Storage’s directors, executive officers and any persons who own more than 10% of Nimble Storage’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Nimble Storage with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to Nimble Storage and written representations from the directors and executive officers, Nimble Storage believes that all Section 16(a) filing requirements were timely met in the year ended January 31, 2014.

Available Information

Nimble Storage will mail, without charge, upon written request, a copy of Nimble Storage’s annual report on Form 10-K for the year ended January 31, 2014, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations

Nimble Storage, Inc.

211 River Oaks Parkway

San Jose, California 95134

The annual report is also available at www.investors.nimblestorage.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Nimble Storage stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting American Stock Transfer & Trust Company, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Upon written or oral request, Nimble Storage will promptly deliver a separate copy of the Notice of Internet Availability, and, if applicable, the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability, and, if applicable, the annual report and other proxy materials, you may write or call Nimble Storage’s Investor Relations department at 211 River Oaks Parkway, San Jose, California 95134, Attn: Investor Relations, telephone number (408) 514-3475.

Any stockholders who share the same address and currently receive multiple copies of Nimble Storage’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Nimble Storage’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A

NIMBLE STORAGE, INC.

2013 EQUITY INCENTIVE PLAN

(Amended and Restated May 23, 2014)

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2. SHARES SUBJECT TO THE PLAN.

2.1. Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 9,068,844 plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2008 Equity Incentive Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2. Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3. Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4. Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be automatically increased February 1 of each of the calendar years 2014 through 2022, by the lesser of (i) five percent (5%) of the number of Shares issued and outstanding on each January 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.

2.5. Limitations. No more than three hundred million (300,000,000) Shares shall be issued pursuant to the exercise of ISOs.

2.6. Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 or to a Non-Employee Director in Section 12 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to eligible Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to be granted more than Three Million (3,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees (including new Employees who are also officers and directors of the Company or any Parent, Subsidiary or Affiliate) are eligible to be granted up to a maximum of Six Million (6,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1. Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of any, and to institute any Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing to a subcommittee consisting of one or more executive officers pursuant to a specific delegation as permitted by applicable law, including Section 157(c) of the Delaware General Corporation Law.

4.2. Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.3. Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4. Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

4.5. Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, or any other applicable law.

5. OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1. Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3. Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.5. Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(a) Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s Service terminates deemed to be the exercise of an NSO), but in any event no later than the expiration date of the Options.

(b) Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant’s legal representative, or authorized assignee, no later than eighteen (18) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c) Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (with any exercise beyond (a) three (3) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the date Participant’s Service terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NSO), but in any event no later than the expiration date of the Options.

(d) Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.6. Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.7. Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NSOs. For purposes of this Section 5.7, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.8. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.9. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.1. Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.2. Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.

6.3. Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

7. STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.1. Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.2. Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

8. STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.

8.1. Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.2. Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.3. Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.4. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

9. RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.

9.1. Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s termination of Service on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.2. Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

10. PERFORMANCE AWARDS. A Performance Award is an award to an eligible Employee, Consultant, or Director of a cash bonus or an award of Performance Shares denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Awards shall be made pursuant to an Award Agreement.

10.1. Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares; (c) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the

Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than $3,000,000 in Performance Awards in any calendar year under this Plan.

10.2. Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.3. Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).

11. PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d) by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed 1,000,000.

12.1. Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.2. Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.3. Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, as determined by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.3 shall be filed with the Company on the form prescribed by the Company.

13. WITHHOLDING TAXES.

13.1. Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary or Affiliate employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax and social insurance requirements or any other tax liability legally due from the Participant.

13.2. Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1. Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee.

14.2. Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1. Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.

15.2. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days (or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval, the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.8 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1. Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards shall have their vesting accelerate as to all shares subject to such Award (and any applicable right of repurchase fully lapse) immediately prior to the Corporate Transaction. In addition, following a Corporate Transaction, (a) 50% of the total number of Shares subject to each Award held by an Employee shall become vested if the holder is subject to an Involuntary Termination within 12 months after the Corporate Transaction; and (b) 25% of the total number of Shares subject to each Award held by an Employee shall become vested if the holder is subject to an Involuntary Termination during the period beginning on the first date following the twelve (12) month anniversary of the Corporate Transaction and ending on the twenty-four (24) month anniversary of the Corporate Transaction; it being understood that the vesting acceleration set forth in the preceding clauses (a) and (b) is in addition to vesting of the Shares that has occurred prior to the Involuntary Termination. The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction. The provisions of this Section 21.1 shall apply to Awards outstanding on the Effective Date under the Prior Plan; provided the vesting acceleration provisions set forth in any employment agreement or letter or similar agreement between the Company and an employee in effect on the Effective Date, to the extent more favorable to such employee, will continue to apply to the equity awards held by the employee on the Effective Date.

21.2. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.

21.3. Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27. ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

28. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

28.1. “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

28.2. “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

28.3. “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

28.4. “Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

28.5. “Board” means the Board of Directors of the Company.

28.6. “Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual employment agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.

28.7. “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

28.8. “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

28.9. “Common Stock” means the common stock of the Company.

28.10. “Company” means Nimble Storage, Inc., or any successor corporation.

28.11. “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary or Affiliate to render services to such entity.

28.12. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company) or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by member of the Board whose appointment or election is not endorsed by as majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.

28.13. “Director” means a member of the Board.

28.14. “Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

28.15. “Effective Date” means the day immediately prior to the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

28.16. “Employee” means any person, including Officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

28.17. “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

28.18. “Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

28.19. “Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

28.20. “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(c) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d) if none of the foregoing is applicable, by the Board or the Committee in good faith.

28.21. “Good Reason” means one of the following conditions has come into existence without holder’s consent: (i) a reduction in holder’s base salary by more than 10% (except where there is a general reduction in the total target cash compensation of all similarly situated employees); (ii) a material diminution of holder’s authority, duties or responsibilities; or (iii) a relocation of holder’s principal workplace that increases holder’s one-way commute by at least 30 miles. A resignation for Good Reason will not be deemed to have occurred unless holder gives the Company written notice of the condition within 90 days after the condition comes into existence, the Company fails to remedy the condition within 30 days after receiving holder’s written notice, and holder terminates employment within thirty (30) days following expiration of such cure period.

28.22. “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

28.23. “Involuntary Termination” means either (a) termination of Service without Cause or (b) resignation from Service for Good Reason.

28.24. “IRS” means the United States Internal Revenue Service.

28.25. “Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.

28.26. “Option” means an award of an option to purchase Shares pursuant to Section 5.

28.27. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.28. “Participant” means a person who holds an Award under this Plan.

28.29. “Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

28.30. “Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) The Company’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings;

(kk) Attainment of objective operating goals and employee metrics; and

(ll) Any other metric that is capable of measurement as determined by the Committee.

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

28.31. “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.

28.32. “Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.

28.33. “Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

28.34. “Plan” means this Nimble Storage, Inc. 2013 Equity Incentive Plan.

28.35. “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

28.36. “Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

28.37. “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

28.38. “SEC” means the United States Securities and Exchange Commission.

28.39. “Securities Act” means the United States Securities Act of 1933, as amended.

28.40. “Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.40, an employee shall have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services.

28.41. “Shares” means shares of the Common Stock and the common stock of any successor security.

28.42. “Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

28.43. “Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

28.44. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

28.45. “Treasury Regulations” means regulations promulgated by the United States Treasury Department.

28.46. “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

0 NIMBLE STORAGE, INC. Proxy for Annual Meeting of Shareholders on July 15, 2014 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Suresh Vasudevan and Anup Singh as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Nimble Storage, Inc. held of record by the undersiged at the close of business on May 16, 2014 at the Annual Meeting of Stockholders to be held July 15, 2014 at 9:00 a.m. Pacific Time at the offices of Fenwick & West LLP located at 801 California Street, Mountian View, California 94041, and at any adjournment thereof. (Continued and to be signed on the reverse side.) 14475

ANNUAL MEETING OF STOCKHOLDERS OF NIMBLE STORAGE, INC. July 15, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18702 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230300000000000000 4 071514 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. Election of Class I Directors NOMINEES: 2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending January 31, 2015. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) Suresh Vasudevan Varun Mehta 3. To approve the amendment of our 2013 Equity Incentive Plan to increase the share limits and performance award dollar limit and reapprove material terms and performance criteria pursuant to Internal Revenue Code Section 162(m) to preserve our ability to receive corporate income tax deductions that may be available. 4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.